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                                                                    Exhibit 23.1

                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement Form S-8 No. 33-25646 pertaining to the 1993 Employees Stock Purchase Plan of National Home Centers, Inc. of our report dated March 13, 1997, with respect to the consolidated financial statements of National Home Centers, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 1997.


                                             /s/Arthur Andersen LLP



Fayetteville, Arkansas
April 30, 1997